Exhibit 10.8

SPIRE GLOBAL, INC.

2012 STOCK OPTION AND GRANT PLAN

(as amended and restated on November 17, 2015)

1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Spire Global, Inc. 2012 Stock Option and Grant Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, Consultants and other key persons of Spire Global, Inc., a Delaware corporation (including any successor entity, the “Company”) and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

The following terms shall be defined as set forth below:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Cause,” it shall mean (i) the grantee’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the grantee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (iv) the grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the grantee’s material violation of any provision of any agreement(s) between the grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.

“Chief Executive Officer” means the Chief Executive Officer of the Company or, if there is no Chief Executive Officer, then the President of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Consultant” means any natural person that provides bona fide services to the Company (including a Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Disability” means “disability” as defined in Section 422(c) of the Code.

“Effective Date” means the date on which the Plan is adopted as set forth on the final page of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code. If the Stock is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price reported on such exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Good Reason” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Good Reason,” it shall mean (i) a material diminution in the grantee’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company or (ii) a change of more than 50 miles in the geographic location at which the grantee provides services to the Company, so long as the grantee provides at least 90 days notice to the Company following the initial occurrence of any such event and the Company fails to cure such event within 30 days thereafter.

“Grant Date” means the date that the Committee designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Committee approval.

“Holder” means, with respect to an Award or any Shares, the Person holding such Award or Shares, including the initial recipient of the Award or any Permitted Transferee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Permitted Transferees” shall mean any of the following to whom a Holder may Transfer Shares hereunder (as set forth in Section 9(a)(iii)): (a) the Company upon a repurchase pursuant to this Plan, the Award Agreement or a separate agreement between the Company and a Holder, (b) the Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than fifty percent of the voting interests; provided, however, that any such trust does not require or permit distribution of any Shares during the term of the Award Agreement unless subject to its terms. Upon the death of the Holder, the term Permitted Transferees shall also include such deceased Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Restricted Stock Award” means Awards granted pursuant to Section 6 and “Restricted Stock” means Shares issued pursuant to such Awards.

“Restricted Stock Unit” means an Award of phantom stock units to a grantee, which may be settled in cash or Shares as determined by the Committee, pursuant to Section 8.

“Sale Event” means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity (or its ultimate parent, if applicable), (iv) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a Person or group of Persons, or (v) any other acquisition of the business of the Company, as determined by the Board; provided, however, that the Company’s Initial Public Offering, any subsequent public offering or another capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.”

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Shares” means shares of Stock.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

“Termination Event” means the termination of the Award recipient’s Service Relationship with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. The following shall not constitute a Termination Event: (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the individual’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

“Transfer”, “Transferred”, “Transferring” and words of similar import shall mean any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, attachment, disposition or sale under execution of or any other like transfer or encumbering of any Award or the underlying Shares or any interest therein (by operation of law or otherwise).

“Unrestricted Stock Award” means any Award granted pursuant to Section 7 and “Unrestricted Stock” means Shares issued pursuant to such Awards.

2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised of not less than two directors. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the amount, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of Shares to be covered by any Award and, subject to the provisions of the Plan, the price, exercise price, conversion ratio or other price relating thereto;

(iv) to determine and, subject to Section 12, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Agreements;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) to impose any limitations on Awards, including limitations on Transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(vii) subject to Section 5(a)(ii) and any restrictions imposed by Section 409A, to extend at any time the period in which Stock Options may be exercised; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and all Holders.

(c) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its certificate of incorporation or bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

3. STOCK ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a) Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall initially be 1,040,400, with such amount being adjusted as approved by the Board and the Company’s stockholders from time to time, subject to further adjustment as provided in Section 3(b). Upon an adjustment of the number of Shares reserved, the officers of the Company may update Exhibit A hereto. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) and Shares that are withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award, and no more than 10,404,000 Shares may be issued pursuant to Incentive Stock Options. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company. Beginning on the date that the Company becomes subject to Section 162(m) of the Code, Options with respect to no more than 1,040,400 Shares shall be granted to any one individual in any calendar year period.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional Shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, in each case, without the receipt of consideration by the Company, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for other securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Award, and (iv) the exercise price for each Share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Committee shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporation Code and the rules and regulations promulgated thereunder. The adjustment by the Committee shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Sale Events.

(i) Options.

(A) In the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Options issued hereunder shall terminate upon the effective time of any such Sale Event unless assumed or continued by the successor entity, or new stock options or other awards of the successor entity or parent thereof are substituted therefor, with an equitable or proportionate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B) In the event of the termination of the Plan and all outstanding Options issued hereunder pursuant to Section 3(c), each Holder of Options shall be permitted, within a period of time prior to the consummation of the Sale Event as specified by the Committee, to exercise all such Options which are then vested and exercisable or will become vested and exercisable as of the effective time of the Sale Event; provided, however, that the exercise of Options not vested and exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(C) Notwithstanding anything to the contrary in Section 3(c)(i)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Options, without any consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the

Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of Shares subject to outstanding Options being cancelled (to the extent then vested and exercisable, including by reason of acceleration in connection with such Sale Event, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested and exercisable Options.

(ii) Restricted Stock and Restricted Stock Unit Awards.

(A) In the case of and subject to the consummation of a Sale Event, all unvested Restricted Stock and unvested Restricted Stock Unit Awards (other than those becoming vested as a result of the Sale Event) issued hereunder shall be forfeited immediately prior to the effective time of any such Sale Event unless assumed or continued by the successor entity, or awards of the successor entity or parent thereof are substituted therefor, with an equitable or proportionate adjustment as to the number and kind of shares subject to such awards as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B) In the event of the forfeiture of Restricted Stock pursuant to Section 3(c)(ii)(A), such Restricted Stock shall be repurchased from the Holder thereof at a price per share equal to the original per share purchase price paid by the Holder (subject to adjustment as provided in Section 3(b)).

(C) Notwithstanding anything to the contrary in Section 3(c)(ii)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Restricted Stock or Restricted Stock Unit Awards, without consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the Sale Price times the number of Shares subject to such Awards, to be paid at the time of such Sale Event or upon the later vesting of such Awards.

4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors, Consultants and key persons of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that Awards shall be granted only to those individuals described in Rule 701(c) of the Securities Act.

5. STOCK OPTIONS

Upon the grant of a Stock Option, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Terms of Stock Options. The Committee in its discretion may grant Stock Options to those individuals who meet the eligibility requirements of Section 4. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price. The exercise price per share for the Shares covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per share for the Shares covered by such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value on the Grant Date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Grant Date.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable and/or vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Grant Date. The Award Agreement may permit a grantee to exercise all or a portion of a Stock Option immediately at grant; provided that the Shares issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option, such Shares shall be deemed to be unvested Restricted Stock for purposes of the Plan, and the optionee may be required to enter into an additional or new Award Agreement as a condition to exercise of such Stock Option. An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. An optionee shall not be deemed to have acquired any Shares unless and until a Stock Option shall have been exercised pursuant to the terms of the Award Agreement and this Plan and the optionee’s name has been entered on the books of the Company as a stockholder.

(iv) Method of Exercise. Stock Options may be exercised by an optionee in whole or in part, by the optionee giving written or electronic notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the exercise price may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Award Agreement:

(A) In cash, by check, by wire transfer of immediately available funds, by ACH, or other instrument acceptable to the Committee;

(B) If permitted by the Committee, by the optionee delivering to the Company a promissory note, if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option; provided, that at least so much of the exercise price as represents the par value of the Stock shall be paid in cash if required by state law;

(C) If permitted by the Committee and the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded), through the delivery (or attestation to the ownership) of Shares that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. To the extent required to avoid variable accounting treatment under ASC 718 or other applicable accounting rules, such surrendered Shares if originally purchased from the Company shall have been owned by the optionee for at least six months. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

(D) If permitted by the Committee and the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded), by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the exercise price; provided that in the event the optionee chooses to pay the exercise price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(E) If permitted by the Committee, and only with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. No certificates for Shares so purchased will be issued to the optionee or, with respect to uncertificated Stock, no transfer to the optionee on the records of the Company will take place, until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Shares, which steps may include, without limitation, (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the Shares for the optionee’s own account and not with a view to any sale or distribution of the Shares or other representations relating to compliance with applicable law governing the issuance of securities, (ii) the legending of the certificate (or notation on any book entry) representing the Shares to evidence the foregoing restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock (or the transfer to the optionee on the records of the Company with respect to uncertificated Stock) to be purchased pursuant to the exercise of a Stock Option will be contingent upon (A) receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full exercise price for such Shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws and (B) if required by the Company, the optionee shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Stock. In the event an optionee chooses to pay the exercise price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of Shares attested to.

(b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(c) Termination. Any portion of a Stock Option that is not vested on the date of termination of an optionee’s Service Relationship shall immediately expire and be null and void. Once any portion of the Stock Option becomes vested, the optionee’s right to exercise such portion of the Stock Option (or the optionee’s representatives and legatees as applicable) in the event of a termination of the optionee’s Service Relationship shall continue until the earliest of: (i) the date which is: (A) 12 months following the date on which the optionee’s Service Relationship terminates due to death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (B) 90 days following the date on which the optionee’s Service Relationship terminates if the termination is due to any reason other than death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (ii) the Expiration Date set forth in the Award Agreement; provided that notwithstanding the foregoing, an Award Agreement may provide that if the optionee’s Service Relationship is terminated for Cause, the Stock Option shall terminate immediately and be null and void upon the date of the optionee’s termination and shall not thereafter be exercisable.

6. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible individual under Section 4 hereof a Restricted Stock Award under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. Upon the grant of a Restricted Stock Award, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee of Restricted Stock shall be considered the record owner of and shall be entitled to vote the Restricted Stock if, and to the extent, such Shares are entitled to voting rights, subject to such conditions contained in the Award Agreement. The grantee shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe.

(c) Restrictions. Restricted Stock may not be Transferred except as specifically provided herein or in the Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 12 below, in writing after the Award Agreement is issued, if a grantee’s Service Relationship with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the Shares subject to the Award at such purchase price as is set forth in the Award Agreement.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify in the Award Agreement the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the substantial risk of forfeiture imposed shall lapse and the Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.

7. UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible person under Section 4 hereof an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Committee may, in its sole discretion, grant to an eligible person under Section 4 hereof Restricted Stock Units under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Vesting conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or other such criteria as the Committee may determine. Upon the grant of Restricted Stock Units, the grantee and the Company shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee and may differ among individual Awards and grantees. On or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, such Restricted Stock Unit(s) shall be settled in the form of cash or shares of Stock, as specified in the Award Agreement. Restricted Stock Units may not be Transferred.

(b) Rights as a Stockholder. A grantee shall have the rights of a stockholder only as to Shares, if any, acquired upon settlement of Restricted Stock Units. A grantee shall not be deemed to have acquired any such Shares unless and until the Restricted Stock Units shall have been settled in Shares pursuant to the terms of the Plan and the Award Agreement, the Company shall have issued and delivered a certificate representing the Shares to the grantee (or transferred on the records of the Company with respect to uncertificated stock), and the grantee’s name has been entered in the books of the Company as a stockholder.

(c) Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s cessation of Service Relationship with the Company and any Subsidiary for any reason.

9. TRANSFER RESTRICTIONS; COMPANY RIGHT OF FIRST REFUSAL; COMPANY REPURCHASE RIGHTS

(a) Restrictions on Transfer; Permitted Transfers.

(i) Non-Transferability of Stock Options. Stock Options and, prior to exercise, the Shares issuable upon exercise of such Stock Option, shall not be Transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Stock Option that the optionee may Transfer by gift, without consideration for the Transfer, his or her Non-Qualified Stock Options to his or her family members (as defined in Rule 701 of the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (to the extent such trusts or partnerships are considered “family members” for purposes of Rule 701 of the Securities Act), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement, including the execution of a stock power upon the issuance of Shares. Stock Options, and the Shares issuable upon exercise of such Stock Options, shall be restricted as to any Transfer, including any short position, any “put equivalent position” (as defined in the Exchange Act) or any “call equivalent position” (as defined in the Exchange Act) prior to exercise.

(ii) Shares. No Shares shall be Transferred unless and until (1) the Transfer is in compliance with the terms of the applicable Award Agreement, all applicable securities laws (including, without limitation, the Securities Act), and with the terms and conditions of this Section 9, (2) the Transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, (3) the transferee consents in writing to be bound by the provisions of the Plan and the Award Agreement, including this Section 9, and (4) the Committee expressly approves of such Transfer in writing, which approval the Committee may grant or deny in its sole and absolute discretion. In connection with any proposed Transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such Transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Shares not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of Shares. The Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity including, without limitation, seeking specific performance or the rescission of any Transfer not made in strict compliance with the provisions of this Section 9.

(iii) Permitted Transfers. Section 9(a)(ii) and Section 9(b) shall not apply to, and Shares may be Transferred to, one or more Permitted Transferees; provided, however, that (i) following such Transfer, such Shares shall continue to be subject to the terms of this Plan (including this Section 9) and such Permitted Transferee(s) shall, as a condition to any such Transfer, deliver a written acknowledgment to that effect to the Company and shall deliver a stock power to the Company with respect to the Shares (ii) with respect to any Transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply with respect to the original recipient and (iii) such Transfer must be made in compliance with the terms of the applicable Award Agreement and all applicable securities laws (including, without limitation, the Securities Act). Notwithstanding the foregoing, the Holder may not Transfer any of the Shares to a Person whom the Company reasonably determines is a direct competitor or a potential competitor of the Company or any of its Subsidiaries.

(b) Right of First Refusal. In the event that a Holder intends to Transfer all or any part of his or her Shares (other than shares of Restricted Stock which by their terms are not Transferrable) and such Shares are permitted to be Transferred pursuant to Section 9(a)(ii) above, the Holder first shall give written notice to the Company of the Holder’s intention to make such Transfer. Such notice shall state the number of Shares that the Holder proposes to Transfer (the “Offered Shares”), the price and the terms at which the proposed Transfer is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 9(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, Transfer the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice. Any Shares not sold to the proposed transferee shall remain subject to the Plan. If the Holder is a party to any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares, (i) the transferring Holder shall comply with the requirements of such stockholders agreements or other agreements relating to any proposed Transfer of the Offered Shares, and (ii) any proposed transferee that purchases Offered Shares shall enter into such stockholders agreements or other agreements with the Company and/or certain of the Company’s stockholders relating to the Offered Shares on the same terms and in the same capacity as the transferring Holder.

(c) Company’s Right of Repurchase.

(i) Right of Repurchase for Unvested Shares Issued Upon the Exercise of an Option. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares acquired upon exercise of a Stock Option which are still unvested and subject to a risk of forfeiture as of the Termination Event. Such repurchase rights may be exercised by the Company within the later of (A) six months following the date of such Termination Event or (B) seven months after the acquisition of Shares upon exercise of a Stock Option. The repurchase price shall be equal to the lower of the original per share price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights.

(ii) Right of Repurchase With Respect to Restricted Stock. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares received pursuant to a Restricted Stock Award any Shares that are still unvested and subject to a risk of forfeiture as of the Termination Event. Such repurchase right may be exercised by the Company within six months following the date of such Termination Event. The repurchase price shall be the lower of the original per share purchase price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights.

(iii) Procedure. Any repurchase right of the Company shall be deemed to be exercised by the Company or its assigns unless the Company has given the Holder written notice on or before the last day of the repurchase period of its intention not to exercise such repurchase right. The exercise of the repurchase right shall be deemed to have occurred upon the earlier of (A) the expiration of such repurchase period without the Company having given the Holder written notice of its election not to exercise its repurchase right and (B) although not required, notification that the Company has elected to exercise its repurchase right. At the time that such repurchase right is deemed exercised, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the Transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the applicable repurchase price; provided, however, that the Company may pay the repurchase price by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d) Reserved.

(e) Escrow Arrangement.

(i) Escrow. In order to carry out the provisions of this Section 9 of this Plan more effectively, the Company may hold any Shares issued pursuant to Awards granted under the Plan in escrow together with separate stock powers executed by the Holder in blank for Transfer. The Company shall not dispose of the Shares except as otherwise provided in this Plan. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder, as the Holder’s attorney-in-fact, to date and complete the stock powers necessary for the Transfer of the Shares being purchased and to Transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company’s repurchase and first refusal rights, the Company shall, at the written request of the Holder, deliver to the Holder a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section.

(ii) Remedy. Without limitation of any other provision of this Plan or other rights, in the event that a Holder or any other Person is required to Transfer a Holder’s Shares pursuant to the provisions of Sections 9(b) or (c) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to Transfer the Shares to be sold pursuant to the provisions of Sections 9(b) or (c), such Shares shall at such time be deemed to have Transferred to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such Transfer in its stock transfer book or in any appropriate manner.

(f) Lockup Provision. If requested by the Company, a Holder shall not sell or otherwise Transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, each Holder shall execute a separate letter confirming his or her agreement to comply with this Section.

(g) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Shares.

(h) Termination. The terms and provisions of Section 9(a)(ii)(4) and Section 9(b) shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event.

10. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, foreign, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from Shares to be issued pursuant to an Award a number of Shares having an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

11. SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as may be specified by the Committee from time to time. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. The Company makes no representation or warranty and shall have no liability to any grantee under the Plan or any other Person with respect to any penalties or taxes under Section 409A that are, or may be, imposed with respect to any Award.

12. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. The Committee may exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation of outstanding Stock Options and by granting such holders new Awards in replacement of the cancelled Stock Options. To the extent determined by the Committee to be required either by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or otherwise, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 12 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c). The Board reserves the right to amend the Plan and/or the terms of any outstanding Stock Options to the extent reasonably necessary to comply with the requirements of the exemption pursuant to paragraph (f)(4) of Rule 12h-1 of the Exchange Act.

13. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award.

14. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company either (i) shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, or (ii) shall have sent such certificates via electronic mail or other electronic distribution, addressed to the grantee, at the grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 9 of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any Person any right to continued employment or Service Relationship with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the grantee’s death or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(f) Legend. Any certificate(s) representing the Shares shall carry substantially the following legend (and with respect to uncertificated Stock, the book entries evidencing such shares shall contain the following notation):

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in the Spire Global, Inc. 2012 Stock Option and Grant Plan and any agreements entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company for examination).

(g) Information to Holders of Options. In the event the Company is relying on the exemption from the registration requirements of Section 12(g) of the Exchange Act contained in paragraph (f)(1) of Rule 12h-1 of the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act to all holders of Options in accordance with the requirements thereunder. The foregoing notwithstanding, the Company shall not be required to provide such information unless the optionholder has agreed in writing, on a form prescribed by the Company, to keep such information confidential.

15. EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board and shall be approved by stockholders in accordance with applicable state law and the Company’s articles of incorporation and bylaws within 12 months thereafter. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any Awards granted or sold under the Plan shall be rescinded and no additional grants or sales shall thereafter be made under the Plan. Subject to such approval by stockholders and to the requirement that no Shares may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the date the Plan is adopted by the Board or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

16. GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

ORIGINAL PLAN

DATE ADOPTED BY THE BOARD OF DIRECTORS:	December 6, 2012

DATE APPROVED BY THE STOCKHOLDERS:	December 6, 2012

FIRST AMENDMENT AND RESTATEMENT DATE ADOPTED BY THE BOARD OF DIRECTORS:	March 10, 2014

SECOND AMENDMENT AND RESTATEMENT DATE ADOPTED BY THE BOARD OF DIRECTORS:	November 17, 2015

Exhibit A

Incremental # of Shares Reserved	Board Approval Date	Stockholder Approval Date

1,040,400 (initial reserve)	December 6, 2012	December 6, 2012

700,000	March 10, 2014	May 14, 2014

200,000	May 1, 2014	May 14, 2014

1,476,593	May 14, 2014	May 14, 2014

2,476,325	June 11, 2015	June 11, 2015

1,924,475	August 17, 2017	August 17, 2017

STOCK OPTION GRANT NOTICE

UNDER THE SPIRE GLOBAL, Inc.

2012 STOCK OPTION AND GRANT PLAN

Pursuant to the Spire Global, Inc. 2012 Stock Option and Grant Plan, as may be amended from time to time (the “Plan”), Spire Global, Inc., a Delaware corporation (together with any successor, the “Company”), has granted to the individual named below, an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value US$0.0001 per share (“Common Stock”), of the Company indicated below (the “Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), the attached Stock Option Agreement (the “Agreement”) and the Plan. For United States tax purposes, to the extent applicable, if this Stock Option is designated as an ISO below, then it is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

This Grant Notice is being delivered and accepted electronically and the blank spaces below shall be deemed filled in by the information contained in such delivery and acceptance.

Option Holder:	(the “Optionee”)

No. of Shares:	Shares of Common Stock

Grant Date:

Type:	___ISO ___NSO

Early Exercise:	___Yes ___No

Vesting Start:	(the “Vesting Commencement Date”)

Expiration Date:	(the “Expiration Date”)

Exercise Price:	US$ (the “Option Exercise Price”)

Vesting Schedule:

Acceleration:	___Yes ___No

If Yes is marked, notwithstanding anything in the Agreement to the contrary, in the case of a Sale Event, this Stock Option and the Shares shall be treated as provided in Section 3(c) of the Plan; provided, however, that notwithstanding anything herein to the contrary, in the event (and only in the event) that this Stock Option or the Shares are assumed or continued by the Company or its successor entity in the sole discretion of the parties to a Sale Event and thereafter remains in effect following such Sale Event, then 100% of the then-unvested Shares shall be deemed vested in full upon the date on which the Optionee’s Service Relationship with the Company and its Subsidiaries or successor entity terminates if (A) such termination occurs in connection with and effective as of the date of, or within 12 months following the date of, such Sale Event and (B) such termination is either by the Company without Cause or by the Optionee for Good Reason.

Attachments: Global Stock Option Agreement, Exercise Notice, Restricted Stock Agreement (Early Exercise Only), Joint Election (UK Only), Section 431 Election (UK Only), 2012 Stock Option and Grant Plan

By accepting this Stock Option through the Company’s electronic acceptance procedure, the Optionee named above hereby accepts and agrees to all terms and conditions of this Grant Notice and all Attachments hereto.

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GLOBAL STOCK OPTION AGREEMENT

UNDER THE SPIRE GLOBAL, INC.

2012 STOCK OPTION AND GRANT PLAN

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.

1. Vesting, Exercisability and Termination.

(a) Unless, this Stock Option is designated as “Early Exercise” in the Grant Notice, no portion of this Stock Option may be exercised until such portion shall have vested. If this Stock Option is designated as “Early Exercise,” then this Stock Option shall be immediately exercisable, regardless of whether it has become vested.

(b) Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall become vested in accordance with the Vesting Schedule set forth in the Grant Notice.

(c) Except as may otherwise be provided by the Committee, if the Optionee’s Service Relationship is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate subject, in each case, to Section 3(c) of the Plan):

(i) Termination Due to Death or Disability. If the Optionee’s Service Relationship terminates by reason of such Optionee’s death or Disability, this Stock Option may be exercised, to the extent vested on the date of such termination, by the Optionee, the Optionee’s legal representative or legatee for a period of 12 months from the date of death or Disability or until the Expiration Date, if earlier.

(ii) Other Termination. If the Optionee’s Service Relationship terminates for any reason other than death or Disability, and unless otherwise determined by the Committee, this Stock Option may be exercised, to the extent vested on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier; provided however, if the Optionee’s Service Relationship is terminated for Cause, this Stock Option shall terminate immediately upon the date of such termination.

For purposes hereof, the Committee’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees and any Permitted Transferee. Any portion of this Stock Option that is not vested and exercisable on the date of termination of the Service Relationship shall terminate immediately and be null and void. For the avoidance of doubt, even in the event that this Stock Option is designated as “Early Exercise” in the Grant Notice, it may only be exercised to the extent vested following any termination of Optionee’s Service Relationship.

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(d) If this Stock Option is designated as an “ISO” or “incentive stock option” in the Grant Notice, it is understood and intended that this Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after Grant Date of this Stock Option and further that this Stock Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods, he or she will notify the Company within 30 days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent this Stock Option and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) first become exercisable in any year, such options will not qualify as incentive stock options.

2. Exercise of Stock Option.

(a) The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Shares with respect to which this Stock Option is then exercisable. Such notice shall specify the number of Shares to be purchased. To the extent this Stock Option is designated as “Early Exercise” in the Grant Notice and is only partially exercised, such exercise shall first be with respect to the portion of this Stock Option that has previously vested, if any. Payment of the purchase price may be made by one or more of the methods described in Section 5 of the Plan, subject to the limitations contained in such Section of the Plan, including the requirement that the Committee specifically approve in advance certain payment methods.

(b) In the event that this Stock Option is designated as “Early Exercise” in the Grant Notice and the Optionee exercises a portion of this Stock Option before it has vested, the Optionee shall also deliver a Restricted Stock Agreement covering such unvested Shares in the form of Appendix B hereto (the “Restricted Stock Agreement”) with the same vesting schedule for such Shares as set forth for such Shares herein.

(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

3. Tax Responsibility. The Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax (including, without limitation, social insurance contributions and National Insurance Contributions) withholding obligations of the Company or any of its Subsidiaries, if any, which arise in connection with the Stock Option including, without limitation, the grant, vesting or exercise of the Stock Option and the subsequent sale of Shares (the “Tax Obligations”). The Company shall have no obligation to deliver Shares until the Tax Obligations have been satisfied by the Optionee. The Optionee acknowledges that the ultimate liability for all Tax Obligations legally due by the Optionee is and remains the Optionee’s responsibility and that the Company:

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(a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Stock Option; and (b) does not commit to structure the terms of the grant or any other aspect of the Stock Option to reduce or eliminate the Optionee’s liability for Tax Obligations.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

5. Transferability of Stock Option. This Stock Option is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee (or by the Optionee’s guardian or personal representative in the event of the Optionee’s incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee’s Stock Option in the event of the Optionee’s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee’s death. Notwithstanding the foregoing, the Optionee may Transfer by gift, without consideration for the Transfer, his or her Non-Qualified Stock Options to his or her family members (as defined in Rule 701 of the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (to the extent such trusts or partnerships are considered “family members” for purposes of Rule 701 of the Securities Act), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement, including the execution of a stock power upon the issuance of Shares.

6. Restrictions on Transfer of Shares. The Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan.

7. Service Conditions.

In accepting the Stock Option, the Optionee acknowledges and agrees that:

(a) Any notice period mandated under applicable law shall not be treated as service for the purpose of determining the vesting of the Stock Option; and the Optionee’s right to vesting of Shares in settlement of the Stock Option after termination of the Service Relationship, if any, will be measured by the date of termination of the Optionee’s active service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Optionee’s Service Relationship has terminated and the effective date of such termination.

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(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c) The grant of the Stock Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Options, or benefits in lieu of Stock Options, even if Stock Options have been granted repeatedly in the past.

(d) All decisions with respect to future Stock Option grants, if any, will be at the sole discretion of the Company.

(e) The Optionee’s participation in the Plan shall not create a right to further service with the Company or its Subsidiaries and shall not interfere with the ability of with the Company its Subsidiaries to terminate the Optionee’s Service Relationship at any time, with or without cause, subject to applicable law.

(f) The Optionee is voluntarily participating in the Plan.

(g) The Stock Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or any of its Subsidiaries, and which is outside the scope of the Optionee’s employment contract, if any.

(h) The Stock Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(i) In the event that the Optionee is not an employee of the Company or its Subsidiaries, the Option grant will not be interpreted to form an employment contract or relationship with such entities.

(j) The future value of the underlying Shares is unknown and cannot be predicted with certainty. The value of the Shares may increase or decrease.

(k) No claim or entitlement to compensation or damages arises from termination of the Stock Option or diminution in value of the Stock Option or Shares and the Optionee irrevocably releases the Company and its Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such a claim.

8. Data Privacy Consent.

(a) The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

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(b) The Optionee understands that the Company holds certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Stock Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired pursuant to the Stock Option.

(c) The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. The Optionee understands, however, that refusing or withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact the Optionee’s local human resources representative.

9. Miscellaneous Provisions.

(a) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(b) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, this Stock Option or Shares acquired pursuant thereto.

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(c) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(e) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(f) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(g) Electronic Delivery and Acceptance of Documents. The Optionee agrees to accept by email all documents relating to the Company, the Plan or this Stock Option and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through the electronic acceptance procedure established and maintained by the Company or a third party designated by the Company. If the Company posts these documents on a website, it shall notify the Optionee by email of their availability. The Optionee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until this Stock Option expires or until the Optionee gives the Company written notice that it should deliver paper documents.

(h) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by email with confirmation of receipt by the intended recipient, or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company shall be directed to its then current US headquarters address, Attn: Stock Administration, stock@spire.com. Notices to the Optionee shall be directed to the last known address of the Optionee in the records of the Company.

(i) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(j) Reserved.

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(k) Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

(l) Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Stock Option and the underlying Shares shall be subject to the specific terms and conditions, if any, set forth in the Addendum to this Agreement which are applicable to the Optionee’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Optionee relocates to one of the countries included in the Addendum, the specific terms and conditions applicable to such country will apply to the Stock Option and the underlying Shares to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.

10. Dispute Resolution.

(a) Except as provided below, any dispute arising out of or relating to the Plan or this Stock Option, this Agreement, or the breach, termination or validity of the Plan, this Stock Option or this Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Francisco, CA.

(b) The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c) The Company, the Optionee, each party to the Agreement and any other holder of Shares issued pursuant to this Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 10 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

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(d) Each party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each party hereby consents to service of process by registered mail at the address to which notices are to be given. Each party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other party. Final judgment against any party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

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ADDENDUM

ADDITIONAL TERMS AND CONDITIONS OF GLOBAL STOCK OPTION AGREEMENT

UNDER THE SPIRE GLOBAL, INC.

2012 STOCK OPTION AND GRANT PLAN

FOR NON-US EMPLOYEES

This Addendum includes additional terms and conditions that govern the Stock Option granted to the Optionee under the Plan if the Optionee resides in one of the countries listed below. Capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or this Agreement.

The Optionee understands and agrees that the Company strongly recommends that the Optionee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Stock Option vests or is exercised or the Shares are issued under the Plan.

The Optionee further understands and agrees that if the Optionee is a citizen or resident of a country other than the one in which the Optionee is currently working, transfers employment after grant of the Optionee, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Optionee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

GERMANY

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Optionee uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for the Optionee. In addition, the Optionee must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

Securities Disclaimer. The grant of the Stock Option is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

JAPAN

Foreign Assets Reporting Information. The Optionee is required to report details of any assets held outside of Japan as of December 31, including Shares, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due from the Optionee by March 15 each year. The Optionee is responsible for complying with this reporting obligation and is advised to confer with his or her personal tax advisor in this regard.

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SINGAPORE

Securities Law Information. The grant of the Stock Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Optionee should note that the Stock Option is subject to section 257 of the SFA and Optionee will not be able to make any subsequent sale in Singapore of the Shares acquired through the exercise of the Stock Option or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation. If Optionee is a director, associate director or shadow director of a Singapore Subsidiary, Optionee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Optionee receives an interest (e.g., Stock Options or Shares) in the Company or any Subsidiary. In addition, Optionee must notify the Singapore Subsidiary when Optionee sells Shares of the Company or any Subsidiary (including when Optionee sells Shares acquired through the exercise of Stock Options). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Subsidiary. In addition, a notification must be made of Optionee’s interests in the Company or any Subsidiary within two business days of becoming a director.

UNITED KINGDOM

Securities Disclaimer. Neither this Agreement nor Addendum is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Stock Option are exclusively available in the UK to bona fide employees and former employees of the Company or its UK Subsidiary.

Joint Election for National Insurance Contributions. As a further condition of the grant and exercise of the Option under the Plan, the Optionee may at the Company’s discretion be required to join with the Company, or if and to the extent that there is a change in the law, any of its Subsidiaries or person who is or becomes a Secondary Contributor in making a Joint Election which has been approved by HM Revenue & Customs, for the transfer of the whole of any Secondary NIC Liability.

Section 431 Election. As a condition of participation in the Plan and the exercise of the Stock Option, the Optionee agrees, jointly with the Company or its Subsidiary that employs the Optionee, that he or she shall enter into the joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “Restricted Securities” (as defined in Sections 423 and 424 of ITEPA 2003), and that the Optionee will not revoke such election at any time. This election will be to treat the Shares acquired pursuant to the exercise of the option as if such Shares were not Restricted Securities (for U.K. tax purposes only).

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Appendix A

STOCK OPTION EXERCISE NOTICE

Spire Global, Inc.

Attention: CEO

stock@spire.com

Pursuant to the terms of the grant notice and stock option agreement between the undersigned and Spire Global, Inc. (the “Company”) covering a stock option granted on ___________________ (the “Agreement”) under the Spire Global, Inc. 2012 Stock Option and Grant Plan, the undersigned hereby exercises such option by including herein payment in the amount of US$___________________ representing the purchase price for __________________ Shares. I have chosen the following form(s) of payment:

[ ]	1.	Cash
[ ]	2.	Check payable to Spire Global, Inc.
[ ]	3.	Other (as referenced in the Agreement and described in the Plan (please describe)) _____________________________________________________.

In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:

(i) I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv) I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.

(v) I understand that the Shares may not be registered under the Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(vi) To the extent that I am exercising Shares that have not vested, I agree to be bound by and subject to the Restricted Stock Agreement attached as Appendix B to the Agreement.

(vii) I have read and understand the Plan and acknowledge and agree that the Shares are subject to all of the relevant terms of the Plan, including without limitation, the transfer restrictions set forth in Section 9 of the Plan.

(viii) I understand and agree that the Company has a right of first refusal with respect to the Shares pursuant to Section 9(b) of the Plan.

(ix) I understand and agree that the Company has certain repurchase rights with respect to the Shares pursuant to Section 9(c) of the Plan.

(x) I understand and agree that I may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 9(f) of the Plan.

Sincerely yours,

Name:

Date: ______________________

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Required for Early Exercise Options Only

Appendix B

RESTRICTED STOCK AGREEMENT FOR EARLY EXERCISE OPTION

UNDER THE SPIRE GLOBAL, INC.

2012 STOCK OPTION AND GRANT PLAN

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Stock Option Grant Notice (the “Grant Notice”) and Global Stock Option Agreement (the “Option Agreement”) between Spire Global, Inc. (the “Company”) and the undersigned grantee (the “Grantee”) with a Grant Date of ___________, ______ under the Spire Global, Inc. 2012 Stock Option and Grant Plan (the “Plan”).

1. Purchase and Sale of Shares; Vesting.

(a) Purchase and Sale. The Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth in the Stock Option Exercise Notice dated _______________, pursuant to the Grant Notice and Option Agreement, for the aggregate Option Exercise Price for the Shares so purchased.

(b) Vesting. The risk of forfeiture shall lapse with respect to the Shares, and such Shares shall become vested, on the respective dates indicated on the Vesting Schedule set forth in the Grant Notice.

2. Repurchase Right. Upon a Termination Event, the Company shall have the right to repurchase the Shares of Restricted Stock that are unvested as of the date of such Termination Event as set forth in Section 9(c) of the Plan.

3. Restrictions on Transfer of Shares. The Shares (whether or not vested) shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Restricted Stock Agreement shall be subject to and governed by all the terms and conditions of the Plan.

5. Miscellaneous Provisions

(a) Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(b) Tax Elections. The Grantee shall consult with the Grantee’s tax advisor to determine whether it would be appropriate for the Grantee to make an election under Section 83(b) of the Code with respect to the Shares or a similar filing under foreign tax laws to which the Grantee may be subject. Any such 83(b) election must be filed with the Internal Revenue Service within 30 days of the date of exercise and similar filings under foreign tax laws must be made to the applicable taxing authority by the deadline required under such laws. If the Grantee makes any such election, the Grantee shall give prompt notice to the Company (and provide a copy of such election to the Company).

(c) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(d) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(f) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(g) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(h) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by email with confirmation of receipt by the intended recipient, or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company shall be directed to its then current US headquarters address, Attn: Stock Administration, stock@spire.com. Notices to the Grantee shall be directed to the last known address of the Grantee in the records of the Company.

(i) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(j) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. If a party to this Agreement signs the signature page and faxes, scans and emails or delivers via electronic signature the signature page to the other party, then such signature page shall be deemed an original signature page to this Agreement and shall constitute the execution and delivery of this Agreement by the sending party.

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6. Dispute Resolution.

(a) Except as provided below, any dispute arising out of or relating to the Plan or the Shares, this Agreement, or the breach, termination or validity of the Plan, the Shares or this Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1—16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Francisco, CA.

(b) The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c) The Company, the Grantee, each party to the Agreement and any other holder of Shares issued pursuant to this Agreement covenants and agrees that such party will participate in the arbitration in good faith. This Section 6 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d) Each party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such

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court. Each party hereby consents to service of process by registered mail at the address to which notices are to be given. Each party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other party. Final judgment against any party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

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The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof and understands that the Shares purchased hereby are subject to the terms of the Plan, the Grant Notice, and this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Grant Notice and this Agreement, SPECIFICALLY INCLUDING THE ARBITRATION PROVISIONS SET FORTH IN SECTION 6 OF THIS AGREEMENT, are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Name:
SPOUSE’S CONSENT
I acknowledge that I have read the foregoing Restricted Stock Agreement and understand the contents thereof.

Joint Election for the Transfer of Employer’s National Insurance

Contributions to the Employee

1. Between

The Company Spire Global UK Limited (‘the Secondary Contributor’ who is the employer), whose Registered Office is at 5A, Skypark 5, 45 Finnieston St, Glasgow G3 8JU, United Kingdom and Company Registration number SC493745, and

____________________, ‘the Employee’, whose National Insurance number is

____________________.

2. Purpose and scope of election

(a) This election covers the grant of employment related securities options or the award of employment related restricted securities under the Spire Global (formerly Nanosatisfi, Inc.) 2012 Stock Option and Grant Plan on or after April 1, 2015.

(b) This joint election is made in accordance with Paragraph 3B(1) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (‘SSCBA 1992’).

(c) The Company requests the Employee to enter into this joint election to transfer the liability for the secondary contributor’s National Insurance contributions (NICs) that arise on any relevant employment income covered by this election from the secondary contributor to the Employee.

(d) The employer’s National Insurance liability that shall transfer from the employer to the Employee under this joint election is the whole of the secondary liability.

Relevant employment income from securities and options specified in 2(a) on which employer’s NICs becomes due is defined as:

i. an amount that counts as employment income of the earner under section 426 of ITEPA 2003 (restricted securities: charge on certain post-acquisition events), ii. an amount that counts as employment income of the earner under section 438 of that Act (convertible securities: charge on certain post-acquisition events), or iii. any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA 1992.

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(e) This joint election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA 2003 (employment income: securities with artificially depressed market value).

(f) This election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992 or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

3. Arrangements for payment of secondary NICs

(a) In signing this joint-election the Employee authorises the Company, or other body (if applicable), to recover an amount sufficient to cover the liability for the employer’s NICs transferred under this election in accordance with the arrangements summarised below and further detailed in the attached plan:

•	A deduction from salary or other payments due.

•	The delivery in cleared funds from the Employee in sufficient time to enable the Company to make payment to HM Revenue & Customs (HMRC).

•

The sale of sufficient shares acquired from the Employee’s securities option following notification to the Company Secretary, Plan Administrator or Compensation Commitee, the proceeds of which must be delivered to the Company in sufficient time for payment to be made to HMRC by the due date.

•	A deduction from any cash payment, treated as Relevant Employment Income, given to the Employee.

•

Where the proceeds of the gain are to be made through a third party, the Employee will authorise that party to withhold an amount from the payment or to sell shares sufficient to cover the secondary NICs transferred. Such amount will be paid in sufficient time to enable the Company to make payment to HMRC by the due date.

(b) The Company and the Employee will ensure that payment of the liability for the secondary NICs will be made to HMRC within 14 days following the end of the Income Tax month in which the relevant employment income arises – the due date.

The Employee understands that in making this election they will be personally liable for the secondary NICs covered by this election.

4. Duration of this election

(a) This joint election shall continue in force from the time it is made until whichever of the following first takes place:

•	the Company gives notice to the Employee terminating the joint election

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•	it is cancelled jointly by the Company and the Employee

•	it ceases to have effect in accordance with the terms of the joint election

•	HMRC serves notice on the Company that the approval of the joint election has been withdrawn

(b) The terms of this joint-election will continue in full force regardless of whether the Employee ceases to be an employee of the Company.

5. Declaration

In signing this joint election both the Company and the Employee agree to be bound by its terms as stated above.

Signature of Employee	Date	/ /

Signature for the Company	Date	/ /

Position in Company

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Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.	Between

the Employee
whose National Insurance Number is
and
the Company (who is the Employee’s employer)	Spire Global UK Limited
of Company Registration Number	SC493745

2. Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities

Description of securities	Spire Global, Inc. Common Stock

Name of issuer of securities	Spire Global, Inc.

*	to be acquired by the Employee after under the terms of the Spire Global, Inc. 2012 Stock Option and Grant Plan.

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4. Extent of Application

This election disapplies:

*	S.431(1) ITEPA: All restrictions attaching to the securities

5. Declaration

This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

/ /
Signature (Employee)	Date

/ /
Signature (for and on behalf of the Company)	Date

Position in company

Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

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INSTRUCTIONS FOR IRS SECTION 83(B) ELECTION

A. What to File. The 83(b) election form is to be completed and executed by the purchaser at the time of purchase. The originally executed 83(b) is to be filed at the Internal Revenue Service Centers where the purchaser files his or her Federal income tax return for non-payment filings. You can find the address to which you should send non-payment filings by going here:

http://www.irs.gov/file/content/0,,id=105690,00.html

Mail to the address for non-payment filings:

•	one (1) originally signed 83(b) election

•	one (1) copy of the signed election (this is so the IRS can stamp it and mail it back to you)

•	a self-addressed stamped envelope

Please read the form letter addressed to the IRS (attached to these instructions) for the details.

You must retain additional signed copies (i) for your own records, (ii) to provide to the Company and (iii) to attach to your annual tax return.

B. When to File. The 83(b) must be filed with the Internal Revenue Service within thirty (30) days of the date on which the shares are purchased. The 30-day period is an absolute deadline that cannot be waived under any circumstances. The filing is deemed to have been made on the date the 83(b) is mailed from the post office; i.e. the postmark date.

C. How to File. The filings with the Internal Revenue Service should be made by registered or certified mail, return receipt requested, in order to maintain proof of a timely filing.

Attached is a sample cover letter to the Internal Revenue Service to be used in filing the 83(b). All highlighted areas should be filled out, and then un-highlighted.

D. After Filing. You may eventually receive date-stamped copies of the 83(b) election from the IRS, although the IRS often will not return date-stamped copies. Keep one copy for your records and send another copy to the Company for its records. Signed copies of the 83(b) are to be filed with the purchaser’s Federal tax returns (and State tax returns, if appropriate) for the calendar year in which the purchase occurs. Also attach a copy of the certified mail receipt with your tax return as additional evidence of your compliance with the 30 day deadline.

The Company must also receive copies of the following for its files:

•	A copy of your original signed 83(b) election form

•	A copy of your certified mail receipt

•	A copy of the signed 83(b) election form that is date stamped by the IRS (if returned to you by the IRS)

Section 83(b) Election

The undersigned hereby elects pursuant to §83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Taxpayer’s Name:

Taxpayer’s Social Security Number:

Address:

Taxable Year: Calendar Year .

2.	The property which is the subject of this election is shares of common stock of Spire Global, Inc. (formerly NanoSatisfi, Inc.).

3.	The property was transferred to the undersigned on ,______.

4.	The property is subject to the following restrictions:

The Shares will be subject to restrictions on transfer and risk of forfeiture upon termination of service relationship and in certain other events.

5.	The fair market value of the property at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in §1.83-3(h) of the Income

Tax Regulations) is $             per share x                     shares = $                     .

6.	For the property transferred, the undersigned paid $_____ per share x________________ shares = $________________.

7.	The amount to include in gross income is $________________.

The undersigned taxpayer will file this election with the Internal Revenue Service Office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election will also be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing services in connection with which the property was transferred.

Dated: ______________________
Taxpayer